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PERSONAL AND CONFIDENTIAL
-------------------------

June 16, 1999


Board of Directors
HealthCare Financial Partners, Inc.
2 Wisconsin Circle
Chevy Chase, MD 20815

Re: Registration Statement on Form S-4 of Heller Financial, Inc. relating to the below referenced Agreement

Gentlemen:

Reference is made to our opinion letter dated April 19, 1999 with respect to the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of HealthCare Financial Partners, Inc. (the "Company") of the Stock Consideration and the Cash Consideration (as defined therein), taken as a unitary transaction, to be received for Shares pursuant to the Agreement and Plan of Merger, dated as of April 19, 1999, among Heller Financial, Inc. ("Heller"), HF5, Inc., a wholly-owned subsidiary of Heller, and the Company (the "Agreement"). You have informed us that subsequent to the date of such opinion letter the Agreement was amended effective as of April 19, 1999.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of HealthCare in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "THE MERGER -- Background of the Merger;" "--HealthCare's Reasons for the Merger; Recommendation of the HealthCare Board of Directors;" "-- Fairness Opinion of Financial Advisor" and to the inclusion of the foregoing opinion in the Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons where consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission there under.

Very truly yours,


/s/ Goldman, Sachs & Co.
------------------------
(GOLDMAN, SACHS & CO.)

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